EXHIBIT F

                                  THE R&S GROUP
                                    AGREEMENT


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                        Common Law Business Organization
     THIS COMMON LAW CONTRACT IN THE FORMAT OF AN IRREVOCABLE DECLARATION OF
                              TRUST AUTHORIZES ITS
                     DIRECTORS TO OPERATE UNDER THE NAME OF
                                  The R&S Group
                          (referred to as the company)
                             Dated November 5, 1995
               THIS AGREEMENT, CONVEYANCE, and ACCEPTANCE is made
          and entered into at the time and on the date appearing in the acknowledgment hereto attached, by and between
                                 Edward Bartoli
          who drafted the Common Law Business Organization DOCUMENTS as
                    THE CREATOR HEREOF and THE OFFEROR HEREIN
                                       and
                         Rainbow Group and Senior Group
                       as the INVESTORS AND OFFEREE HEREIN
                                       and
       Maurice Furlong, President of Health Care Centers of America, Inc.


                      ACCEPTOR hereof who shall compose the
            Board of Directors and Executive Officers for conducting
                                 said business.




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          The Creator  hereby  constitutes  and  appoints  the above  designated
Director,   to  be,  in  fact,  Director  of  the  Company  hereby  created  and established. The Investors for and in consideration of the objects and purposes herein set forth, the cash sum of Ten Dollars in hand paid and other considerations of value, the receipt of which is hereby acknowledged, does hereby agree to sell, assign, convey, and deliver unto said Director, who are to hold legal title in fee simple and in joint tenancy and not as tenants in common, to collectively act by virtue of this covenant as a Board of Directors under the name herein designated - certain properties, business projects, operations underway or contemplated, dealing in equities, formulae, entities, patents, copyrights, business good-will, or other business desired to be engaged in by said Directors.
          The Company name and other things of value constitute a Contract, including tights in reversion or remainder wherever situate, and other things of value, and having its principal place of business at:


                              1000 Royce Boulevard
                 Oakbrook Terrace, DuPage County, Illinois 60181



          The above named Director, for himself/herself and his/her successors, do hereby agree to accept properties real and personal to be conveyed and acknowledge acceptance of and delivery of all of the property speafied, together with all the terms of the contract herein set forth agree to conserve and improve the Company, to invest and reinvest the funds of said Company in such manner as to increase the financial rating of the Company during the period of outstanding liabilities of the various properties and enterprises in commerce for gain, exercise their best judgment and discretion, in accordance with The Company AIGnutes, making distributions of portions of the proceeds and income as in their discretion, and according to the minutes, should be made, make complete periodic reports of business transactions and upon final liquidation, distribute the assets to the Beneficiaries as their interests may appear and in all other respects administer said Company in good faith, strictly in conformity hereto.


Directors shall not be less than one in number, but may be increased for practical reasons beneficial to the Company. The Director herein mentioned by name, or his/her successors elected to fill vacancies, shall hold office, have and exercise collectively the exclusive management and control of the Company property and business affairs;

PROVIDED, HOWEVER, that a Director may resign or be removed from office by a Resolution of unanimous concurrence of the remaining Directors when, in their





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opinion,  said Director shall have been guilty of fraud,  malfeasance in office, gross neglect of duty, or for cause by the mandate of a court of competent jurisdiction and

PROVIDED FURTHER, that in the event of death, removal from office, or resignation, the Directors shall appoint or elect a successor by the unanimous concurrence of the remaining Directors. Should the entire Board of Directors become vacant, persons named in the minutes of The R&S Group as successor Directors) are hereby appointed to that position, otherwise a Court of Equity may appoint one Director, who, in turn, shall appoint the additional Directors. Should objection be filed to appointment of additional Directors, the same shall be spread upon the Minutes. Any such objection shall deprive the candidate from accepting the Directorship.

The signing and acknowledging of this Agreement by the hereinabove appointed Director, or the signing and acknowledging of appropriate Minutes by Directors subsequently elected or appointed, shall constitute their acceptance of The RCS Group and the Company properly, assets, and emoluments thereof shall immediately vest in the new Director or Directors without any further act or conveyance.


DIRECTORS' MEETINGS: By a regular act, Directors may provide for meetings at stated intervals without l~ notice, and special meetings may be called at any time by two or more Directors upon three days' written ' notice, which may be waived. At any regular or special meeting, a MAJORITY of the Directors shall constitute a quorum for conducting business, PROVIDED, affirmative action may be taken only upon a MAJORITY vote of all Directors, whether present or absent except that at special meetings called for a special purpose the MAJORITY present may affirmatively act in emergency matters.


POWERS OF DIRECTORS: Directors may do anything any individual may legally do in any state or country, subject to the restrictions herein noted. They shall continue in business, conserve the property, commercialize the resources, extend any established line of business in industry or investment, as herein especially noted, at their discretion, for the benefit of The R&S Group, such as viz: buy, sell, or lease real estate for the surface or mineral rights, buy or sell mortgages, securities, bonds, notes, leases of all kinds, contracts or credits of any form, patents, trademarks, or copyrights, buy, sell or conduct mail-order business, or branches thereof, operate stores, shops, factories, warehouses, or other trading establishments or places of business of any kind, construct, buy, sell, lease, or rent suitable buildings or other places of business, advertise different articles or business projects, borrow money for any business project, pledging the Company property for the payment thereof, hypothecate assets,




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property, or both, of the Company in business projects,  own stock in, or entire charters of corporations, or other such properties, companies, or associations as they may deem advantageous.

A Minute of Resolutions of the Board of Directors authorizing what they determine to do or have done shall be evidence that such an act is within their power. Anyone lending or paying money to the Directors shall not be obliged to see the application thereof. All funds paid into the treasury are and become a part of the ASSETS of The R&S Group.

ADMINISTRATION: The Directors shall regard this instrument as their sufficient guide, supplemented from time to time by their resolutions (said resolution to be ratified ALWAYS by a MAJORITY of the Directors then in office and participating in the issuing meeting) covering contingencies as they arise and are recorded in the Minutes of their meetings, which are the By-laws, rules, and regulations of The R&S Group.

OFFICERS AND MANAGEMENT: The Directors may in their discretion elect among their number an Executive Director, Secretary Director, and Treasurer Director, or any other officers they may deem expedient for proper functioning. Directors may hold two or more offices simultaneously, their duties being such as are usual or are prescribed. They may employ agents, executives, or other employees, or designate third persons to hold funds for specific purposes.

EXPENDITURES: The Directors shall fix and pay compensation of all officers, employees, or agents in their discretion, and may pay themselves such reasonable compensation for their services as may be determined by a MAJORITY of the Board of Directors.

CONSTRUCTION: The Directors, officers, agents, or employees possess only such authority as awarded them herein. Authority is understood and meant to be similar to that awarded an Executor of an estate wherein the testator directs (illustration): "That my Executor is directed to handle the estate in the manner he thinks to be to the best interest, limited by the terms hereof, without the necessity of resort to the court for permission or approval of any transaction, intending herein to leave open for the court the question of conscientious dealing of my Executor only."


DIRECTORS' DECLARATION OF PURPOSE: Directors shall be to accept rights, title, and interest in and to real and personal properties, whether tangible or intangible, of the Investors HERETO, to be the assets of The R&S Group. Included therein is the exclusive use of his lifetime services and ALL of his EARNED REMUNERATION ACCRUING THEREFROM, from any current source whatsoever, so that Robert R. Krilich, Sr. can maximize his lifetime efforts through the utilization




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of his Constitutional Rights TO EXECUTE A PRIVATE CONTRACT for the protection of his family and the preservation and growth of his assets for future generations.

THE DIRECTORS by their resolution of purpose may perform and function for any purpose on behalf of any individual, group, or combination of individuals, severally or collectively.

In such instances the powers and authority of the Directors shall be defined and limited to the general purposes set forth by the Contract and the Directors' Declaration of Purpose.

The Company shall have authority to provide itself with operating funds through commercial loans, directly secured by assets or income of The R&S Group, provided such authority is possessed, in writing, from the Board of Directors of The R&S Group.

Notice is hereby given to all persons, companies or corporations extending credit to, contracting with, or having claims against The R&S Group, that they must look only to the funds and property of the Company for payment or for settlement of any debt, tort, damage, judgment or decree, or for any indebtedness which may become payable hereunder, that the Directors are NOT personally liable when dealing with the Company properties or matters.

LIABILITIES: The Directors shall, in the capacity of Directors and not individually, assume or incur only such liability as may attach to said Company property assets. This Director liability shall not in any manner jeopardize their individual or personal holdings and for any losses they should suffer for any reason through services, they shall be reimbursed from Company PROPERTY to the same extent as would non-interested persons.

DOCUMENTS: It is expressly declared that a Common Law Business Organization, and not a partnership, is hereby created and that neither the Directors, officers, or certificate holders, present or future, have or possess any beneficial interest in the property or assets of said Company, nor shall they be personally liable hereunder. as partners or otherwise that no Director shall be liable for the act or omission of a CoDirector, or any other person, whatsoever, whether employed by such Director or not, or for anything other than his own, personal breach of Contrail. It is further expressly intended that the Directors and Certificate of Beneficial Interest holders are not associated together in the pursuit of the business purposes hereof in any way. The Directors alone have the duty to carry out the business purposes of this contract. The Certificate holders have only a right to receive distributions, in the nature of a royalty, and not a dividend, when and if the Directors in their sole discretion make such distributions.



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CERTIFICATES OF BENEFICIAL INTEREST: The Beneficial Interests, as a convenience, for distribution are divided into One Hundred (100) Units, substantially in the certificate form hereto attached. They are non-assessable, non-taxable (under the provisions of Section 1001 of Internal Revenue Code), nonnegotiable, non-transferable (excel back to the Company) and the lawful possessor thereof shall be construed the true and lawful owner thereof. The lawful owner may, if he so desires, cause his Beneficial Certificate to be registered with the Secretary of the Directors. The Certificates of Beneficial Interest are to expressly state that the holder of the Certificate expressly agrees that the holder does not have any right, title, or legal interest in the assets of the Company, in law or in equity, nor voice in the management or control of the Company and that moreover, upon the death, insolvency, or dissolution of the holder hereof, the Certificates (and all rights thereunder) shall be absolutely NULL AND VOID. However, all or part of the Units represented by the Certificate may be transferred before death, insolvency, or dissolution of the holder, but only upon the prior approval of the Directors, and in accordance with the provisions of this Contract Creating This Entity.



SPENDTHRIFT: The Directors are not to recognize any transfer, encumbering, mortgage, pledge, hypothecation, order, or assignment of any Beneficiary by way of anticipation of any part of the income or principal hereof, and the income and principal of the Company shall not be subject in any manner to transfer by operation of law, unless otherwise herein provided, and shall be exempt from the claims of creditors and other claimants and from orders, decrees, levies, attachments, garnishments and executions, and other legal or equitable process of proceedings to the fullest extent permissible by law. Each Beneficiary is expressly prohibited from any of the above:

DEATH - INSOLVENCY - BANKRUPTCY: The death, insolvency, or bankruptcy of any certificate holder, or the transfer of his certificate by gift, devise, or descent, shall not operate as a dissolution of The R&S Group, or in any manner affect the Company or its operation or mode of business. Ownership of a Beneficial Certificate shall not entitle the holder to any legal title in or to the Company property, nor any undivided interest therein, nor in the management thereof nor shall the death of a holder entitle his heirs or legal representatives to demand any partition or division of the property of the Company, nor any special accounting but said successor may succeed to the same distributional interest upon the surrender of the certificate as held by the deceased for the purpose of reissue to the then lawful holder or owner.

DURATION -CLOSURE: This Company shall continue for a period of twenty-five years from date, unless the Directors shall unanimously determine upon an earlier date. The Directors may at their discretion, because of threatened depreciation in values, or other good and sufficient reason necessary to protect or conserve


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Company assets, liquidate the assets,  distribute,  and close the Company at any
earlier  date   determined  by  them.   The  assets  of  the  Company  shall  be
proportionately and in a pro rata manner distributed to the Beneficiaries. In the event this instrument has been recorded with the Registrar of Deeds, they shall then file with said Recorder a notice that the Company shall terminate and cease and thereupon, the Directors shall automatically be discharged hereunder, PROVIDED, their administration and distribution has been made in accordance with the terms and provisions of the Contract Creating This Entity. Otherwise, a court of equity may be invoked to review and correct any tort or error.

RENEWAL: At the expiration of this Agreement the then Directors, if they so desire and believe that said Company should not be closed, may renew this Agreement for a like or shorter period. A Resolution of said renewal shall be entered upon the Minutes and also recorded in the Recorder's Office (in the event this Agreement has been recorded) at least 120 days prior to the expiration hereof. Public notice shall be made in a county newspaper of general circulation not less than 60 days prior to the expiration hereof.

RESTRICTIONS: Nothing herein contained shall be construed to authorize the Company to issue Certificates of Beneficial Interest in excess of the number herein provided, nor for a nominal value at variance with the provisions hereof.

PURPORT: The purport of this contract is to convey property to Directors, to constitute the assets of the company, held by the Directors, in joint tenancy for the duration hereof, and to provide for a prudent and economical administration to BEGIN AT ONCE and not to be deferred until after the death of any creator, settler, or maker, as occurs when such Trust Estates are created by Last Will and Testament. The creators, and/or makers of this covenant prefer that the Directors act solely within their constitutional rights as based upon their common law contract rights and immunities vouchsafed to citizens of the United States of America and defined in Article N, Section 2, PROVIDING, that "Citizens of each state shall be entitled to all privileges and immunities of citizens in the several states," and Article VI, Section 2, PROVIDING that "The Constitution of the United States and the laws made in pursuance thereof shall be the supreme law of the land" and the 14th Amendment thereof, PROVIDING, that "No state shall make or enforce any taw which shall abridge the privileges or immunities of citizens of the United States." This contract is intended to create a Common Law Business Organization with the following business purposes, including but not limited to, the protection of property and assets, insulation of personal or business liability, simplified distribution of property and assets, to increase profit structure, to become more competitive in the market place, to obtain more privacy in buying and selling properties or businesses, and to raise capital resources.

Nothing herein contained shall be construed as an intent to evade or contravene any Federal or State Law, nor to delegate to Directors any special power




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belonging exclusively to franchise of incorporation. The intent of the Investors in The R&S Group is to transfer to it certain real and personal properties and in so doing he conveys all right, title and interest therein.


By creating this legal entity, the parties to this agreement have exercised their Constitutional Rights to create and execute a private contrail to agree in a meeting of the minds and for an adequate consideration to create a Common Law Business Organization for the business purposes set out herein.


IN WITNESS WHEREOF the Creator hereof and Investors hereto and the Acceptors hereof, for themselves, their heirs, successors, and assigns, have hereunto set their hands and seals in take of the conveyance, delivery, and acceptance of property, assets, or other things of value, and the obligations and duties as herein assumed as Directors of said Company and assent to all stipulations herein as imposed and expressed.


/s/ Edward Bartoli
------------------(SEAL)
Edward Bartoli, Creator


/s/Robert Krilich  -----------------(SEAL)
Robert R. Krilich, Sr., Director of the Abuello Company, which is the Director of The Rainbow Group and The Senior Group, Investors



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                           Director of The R&S Group
                             Dated November 5, 1995

/s/Maurice Furlong
Maurice Furlong, President of healthg Care Centers of America, Inc., Director

Witness/s/ Cynthia M. Vrachan
       ----------------------
           Cynthia M. Vrachan
State of Illinois
County of DuPage


Before me, the undersigned authority, on this day personally appeared the above named Maurice Furlong known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he/she executed the same for purposes and consideration therein stated.

Given under my hand and seal this 7th dayof November 1995

My commission expires-/       /19

                      NOTARY PUBLIC /s/ Kim M. Plencner
                                        Kim M. Plencner
SEAL:
OFFICIAL SEAL
KIM M PLENCNER
NOTARY PUBLIC, STATE OF ILLINOIS
MY COMMISSION EXPIRES:09/28/98



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                                     NOTARY

                       Amendment to the Contract Creating
                                  The R&S Group


I, Edward Bartoli, Creator of a certain Contract executed on November 5,1995, in order to clarify the intent of the Creator in making said Contract DO HEREBY AMEND SAID DECLARATION TO INCLUDE THE FOLLOWING:


The contract creating The R&S Group is expressly IRREVOCABLE, and may not be altered or amended in any respect unless specif>cally authorized by the Contract instrument, and may not be terminated except thro distributions permitted the Contract instrument.

/s/Edward Bartoli
Edward Bartoli, Creator

State of Illinois
County of Dupage


Before me, the undersigned authority, on this day personally appeared the above named, Edward Bartoli known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for purposes and consideration therein stated.

Given under my hand and seal this 5th day of November, 1995

My commission expires_____________________

                                     NOTARY PUBLIC /s/Kim M. Plencner
                                                   -------------------
                                                   Kim Plencner
SEAL

OFFICIAL SEAL
KIM M PLENCNER
NOTARY PUBLIC. STATE OF ILLINOIS
MY COMMISSION EXPIRES:09/28/98



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                                  The R&S Group
                            Minutes of First Meeting
                                November 5, 1995

          At this, the FIRST MEETING of the BOARD OF Directors of The R&S Group, held at the office of the Company at Oakbrook Terrace, State of Illinois. All Directors being present, by unanimous accord the following was affirmed and ratified, viz:

1. That, pursuant to the request and declaration of Edward Bartoli, on this date, a Contract Creating This Entity creating The R&S Group, (A Common Law Business Organization) was duly executed, acknowledging Maurice Furlong, President of Health Care Centers of America, Inc., it's Director, and the above named person by their signature evidenced the acceptance of the duties, obligations and faithful performance of said Company.

2. That pursuant to the Creators request, the Director shall, at the earliest possible date, cause the Contract Creating This Entity to be duly recorded with the recorder, DuPage County, City of Oakbrook Terrace, State of Illinois, if the Directors, in their sole discretion, deem it necessary to do so.


3. That pursuant to the tax laws governing Common Law Business Organizations, the Directors herein shall C', immediately apply for The R&S Group's EMPLOYER IDENTIFICATION NUMBER using the FORM SS-4 and following the instructions.

4. Edward Bartoli CREATED THIS Common Law Business Organization FOR the purpose of offering the Certificates of Beneficial Interest to the Investors in consideration of the investors conveying all of their rights, title and interest in real and personal properties herein conveyed.

B. Due to National and International economic conditions with attendant accelerated inflationary trends, the preservation of the Investors's assets to maintain the Investor's security could best be provided by The R&S Group holding the Investors's assets.

C. To clearly DEMONSTRATE and IMPLEMENT in a practical and meaningful way for the benefit of the Investors, the following BUSINESS PURPOSES, including but not limited to: o the protection of property and assets o insulation of personal or business liability o simplified distribution of property and assets o to increase profit structure



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o   to become more competitive in the market place
o to obtain more privacy in buying and selling properties or businesses, and o to raise capital resources.

5. That, on this date, Rainbow Group and Senior Group accepted the offer of Edward Bartoli, to convey certain real and personal properties of Rainbow Group and Senior Group, listed on the Schedule A attched hereto, in accordance with applicable law and the Contract, for and in exchange for One Hundred (100) Units of Beneficial Interest being ALL of the Beneficial Interest of The R8S Group;

6. That, predicated on the legal and actual conveyance of the herein before listed properties. Minute 5, Maurice Furlong, President of Health Care Centers of America, Inc., the Director of The R&S Group hereby accept the Investors's real and personal properties to invest in this Common Law Business Organization on this date. Furthermore, in consideration of the acceptance of the herein before stated OFFER, the Director of The R&S Group will issue fifty units 150) of the Beneficial Interest of The R&S Group, being fifty percent (50%) of the Units, to Rainbow Group at the same time and on the same date that the legal and actual conveyance is officially made. And the Director of The R&S Group hereby attest that the aforementioned conveyance of Rainbow Group's properties, Minute 5, will be a fair exchange for value received and as such will be tax free as an equal exchange. Said conveyances will NOT be consummated by gift so that these properties will have been conveyed for a consideration of money and/or moneys worth prior to death, and cannot, therefore in any way be construed as having been transferred in CONTEMPLATION OF DEATH. When these conveyances have been consummated, Rainbow Group will have divested its ownership, right, titre, and interest in FEE SIMPLE to the above named properties and will hold ONLY A CERTIFICATE OF BENEFICIAL INTEREST in the income of The R&S Group that the Director may resolve to distribute at such time as it may be beneficial for The R&S Group to distribute in the Director's complete discretion.

Furthermore, in consideration of the acceptance of the herein before stated OFFER, the Director of The R&S Group will issue fifty units (50) of the Beneficial Interest of The R8S Group, being fifty percent (50(degree)x) of the Units, to Senior Group at the same time and on the same date that the legal and actual conveyance is officially made. And the Director of The R&S Group hereby attest that the aforementioned conveyance of Senior Group's properties, Minute 5, will be a fair exchange for value received and as such will be tax free as an equal exchange. Said conveyances will NOT be consummated by gift so that these properties will have been conveyed for a consideration of money and/or moneys worth prior to death, and cannot, therefore in any way be construed as having been transferred in CONTEMPLATION OF DEATH. When these conveyances have been consummated, Senior Group will have divested its ownership, right, title, and





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interest  in FEE  SIMPLE  to the  above  named  properties  and will hold ONLY A
CERTIFICATE OF BENEFICIAL INTEREST in the income of The R&S Group that the Director may resolve to distribute at such time as it may be beneficial for The R&S Group to distribute in the Director's complete discretion.

The execution of The R&S Group, assures by the CONTRACT under which it is established, the properties (Minute 5) are not subject to Probate.

7. That, the Directors may hold and conduct meetings at such times and at such places as best suit their convenience and will serve the best interest of The R&S Group.

8. That, at such meetings where ALL official business will be conducted, a MAJORITY of the Directors shall be present and participating in the meeting.

9. That, affirmative actions shall require the approval of the MAJORITY of the Board of Directors.

10. That, Directors objecting to ANY Minute for ANY reason should also sign, but after their names write in the word, "Dissent" and the Minute number.

11. That, ALL primary directional Minutes shall be approved as evidenced by the signature of a MAJORITY of the Board of Directors.

12. That, the Annual Meeting of the Board of Director; will be held on fifteenth
(15th) day of January and on the same day of each succeeding year, at a time and at such location as may be most convenient for a MAJORITY of the Board of Directors.

13. That, the fiscal year of The R&S Group will be the calendar year, and that if it ever becomes necessary it the best interest of The R&S Group, a MAJORITY of the Board of Directors may change the fiscal year.

14. That, ANY and ALL inquiries of whatsoever nature from whatever source that MAY BE directed to ANY of the Directors, either individually or collectively, BE committed to writing by the INQUIRER and submitted to the Board of Directors for processing at the next scheduled meeting of the Board of Directors.



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15.  That,  The R&S Group,  being a PRIVATE  ORGANIZATION  created by  CONTRACT, places such private and fiduciary responsibilities on its Directors and/or agents that any Company duties, tasks, or functions assigned by the Directors to Directors and/or agents in the service of The R&S Group CAN IN NO WAY be construed as the practice of law.

16. That, ALL Minutes of The R&S Group are inviolable. That is to say, that The R&S Group's minutes are to remain ABSOLUTELY PRIVATE and they are NOT to be loaned, borrowed, read, or disclosed by ANYONE. Moreover, ALL MINUTES are beyond the purview of ANY person, other than the Directors.

17. The Directors for the Company have all the power necessary to carry out their duties and their books and records are NOT subject to review or subpoena Duces Te Cum.

In accordance with the Minutes and, there being no further business to come before the meeting, on motion duly made and seconded and ca ' , the meeting adjourned.



/s/Maurice Furlong
Maurice Furlong,President of Health Care Centers of America, Inc., Director

                                The Rainbow Group
                      (a common law business organization)
                               Minutes of Meeting
                            Held on November 10, 1995

At a MEETING of the Board of Director of The Rainbow Group, held at its offfices, and a majority of Directors being present, by unanimous accord the following was affirmed and ratified, viz:


___. That, on this date. THE DIRECTOR OF The Rainbow Group offered its assets to The R&S Group (a common law business organization) for and in exchange for fifty (50) Units of Beneficial Interest being fifty percent (50%) of the Beneficial Interest of The R&S Group.

___. That, also on this date the Director of The R8S Group accepted the offer of The Rainbow Group. Further, the Director of The Rainbow Group hereby attests that the aforementioned conveyance of The Rainbow Group properties, will be a fair exchange. When these conveyances have been consummated The Rainbow Group will have divested itself of ownership, right, title, and interest in FEE SIMPLE to its properties and will hold ONLY A CERTIFICATE OF BENEFICIAL INTEREST in the income of Th R8S Group that the Oiredors may resolve to distribute at such time as it may be beneficial for The R&S Group to distribute in their absolute discretion.

___. That, also on this date the Director of The Rainbow Group transfered its properties to The R&S Group in exchange for fifty (50) Units of Beneficial Interest being fifty percent (SO%) of the Beneficial Interest of The R&S Group. Said transfer was accomplished by Bill of Sale, and the transfers will be formally completed in a timely manner.

In accordance with the Minutes and, there being no further business to come before the meeting, on motion duly made, seconded and carried, the meeting adjourned.

/s/ Robert R. Krilich
---------------------
Robert R. Krilich, Sr., Director of The Abuello Company, Ltd., incorporated under the International Companies Act, 1990 (No 9 of 1990) Wection 14(3), in the country of Belize, Central America

COPY

                                Ths Senior Group
                             (a common law business
                                  organization)
                               Minutes of Meeting
                            Held on November 10, 1995


At a MEETING of the Board of Directors of The Senior Group, held at its offices, and a majority of Directors being present, by unanimous accord the following was affirmed and ratified, viz:


___. That, on this date, THE DIRECTOR OF The Senior Group offered its assets to The RIBS Group (a common law business organization) for and in exchange for fifty (50) Units of Beneficial Interest being fifty percent (50%) of the Beneficial Interest of The R&S Group.

___. That, also on this date the Director of The R&S Group accepted the offer of The Senior Group. Further, the Director of The Senior Group hereby attests that the aforementioned conveyance of The Senior Group properties, will be a fair exchange. When these conveyances have been consummated The Senior Group will have divested itself of ownership, right, title, and interest in FEE SIMPLE to its properties and null hold ONLY A CERTIFICATE OF BENEFICIAL INTEREST in the income of The R8S Group that the Directors may resolve to distribute at such time as it may be beneficial for The R&S Group to distribute in their absolute discretion.

___. That, also on this date the Director of The Senior Group transfered its properties to The R&S Group in exchange for fifty (50) Units of Beneficial Interest being fifty percent (50%) of the Beneficial Interest of The R&S Group. Said transfer was accomplished by Bill of State, and the transfers will be formally completed in a timely manner.

In accordance with the Minutes and, there being no further business to come before the meeting, on motion duly made, seconded and carried, the meeting adjourned.

/s/Robert R. Krilich 11-10-98
-----------------------------
Robert R. Krilich, Sr., Director of The Abuello Company, Ltd., incorporated under the International Companies Act 1990 (No. 9 of 1990), Section 14(3), in the country of Belize, Central America


COPY

                                  THE R&S GROUP
                      (A Common Law Business Organization)

Certificate No. One                    Units of Beneficial Interest: Fifty (50)

THE COMMON LAW BUSINESS ORGANIZATION CONTRACT dated November 5,1995 creates The R&S Group owner of The Company Assets, being held by appointed Directors holding Assets in Fee Simple, managing The Company and Assets thereof as designated in said contract, who as such Directors, are therein authorized to issue One Hundred uniform (like) Units evidenced by their Certificates of Beneficial Interest.

THEREFORE, they, as Directors, do hereby certify that Rainbow Group of Oakbrook Terrace, Illinois is the owner of 50 Units of Beneficial Interest, said Units being non-assessable and non-taxable as described in the Articles of the contract which exempt both Directors and Beneficiaries from personal liability for debts or obligations, contractual or tortious, beyond The Company assets. This Certificate conveys no legal or equitable interest of any kind in The Company assets, management or control thereof.

Benefits hereby conveyed consist solely of the distributions of income from the earnings of the assets as distributed by the action of The Directors and nothing more. The Units of Beneficial Interest, as represented by This Certificate, are transferable in accordance with the contract on file in the office of the Secretary of The Board of Directors. Moreover, upon the death, insolvency, or dissolution of the holder hereof, this Certificate (and all rights hereunder) shall be absolutely NULL AND VOID. However, all or part of the Units hereby represented may be transferred before death, insolvency, or dissolution of the holder, but only upon the prior approval of the Directors, and in accordance with the provisions of the Contract Creating This Entity on file in the office of the Directors.

This Certificate evidences consideration of love and affection, the receipt of money and other property or thing of value, whether tangible or intangible, sold or conveyed to Said Company under the conditions and for the purposes set forth in the agreement and Contract which confers no rights, powers, privileges or interest not specified in Said Contract.

IN WITNESS WHEREOF The Director has signed this equity interest certificate as authorized this November 10,1995.

/s/Maurice Furlong
------------------
Maurice Furlong ,Director


                            Endorsement For Transfer

I, Robert R. Krilich, Sr., Director of The Abuelio Company, which is the Director of Rainbow Group hereby give, grant, endow, assign, transfer unto The R&S G p These Units of Beneficial Interest represented by this certificate No. One as recorded by the Secretary of The R&S Group.


Dated 11-5~5          Signed:/s/Robert R. Krilich
------------                 --------------------
                             Robert K. Krilich


In the presence of:    /s/Cynthia Vrachan
                       ------------------
                          Cynthia Vrachan

                                  THE R&S GROUP
                      (A Common Law Business Organization)
Certificate No. Two                    Units of Beneficial Interest: fifty (50)

THE COMMON LAW BUSINESS ORGANIZATION CONTRACT dated November 5,1995 creates The R&S Group owner of The Company Assets, being held by appointed Directors holding Assets in Fee Simple, managing The Company and Assets thereof as designated in said contract, who as such Directors, are therein authorized to issue One Hundred uniform (like) Units evidenced by their Certificates of Beneficial Interest.

THEREFORE, they, as Directors, do hereby certify that Senior Group of Oakbrook Terrace, Illinois is the owner of 50 Units of Beneficial Interest, said Units being non-assessable and non-taxable as described in the Articles of the contract which exempt both Directors and Beneficiaries from personal liability for debts or obligations, contractual or tortious, beyond The Company assets. This Certificate conveys no legal or equitable interest of any kind in The Company assets, management or control thereof.

Benefits hereby conveyed consist solely of the distributions of income from the earnings of the assets as distributed by the action of The Directors and nothing more. The Units of Beneficial Interest, as represented by This Certificate, are transferable in accordance with the contract on file in the office of the Secretary of The Board of Directors. Moreover, upon the death, insolvency, or dissolution of the holder hereof, this Certificate (and all rights hereunder) shall be absolutely NULL AND VOID. However, all or part of the Units hereby represented may be transferred before death, insolvency, or dissolution of the holder, but only upon the prior approval of the Directors, and in accordance with the provisions of the Contract Creating This Entity on file in the office of the Directors.

This Certificate evidences consideration of love and affection, the receipt of money and other property or thing of value, whether tangible or intangible, sold or conveyed to Said Company under the conditions and for the purposes set forth in the agreement and Contract which confers no rights, powers, privileges or interest not specified in Said Contract

IN WITNESS WHEREOF The Director has signed this equity interest certificate as authorized this November 10,1995.

/s/Maurice Furlong
Maurice Furlong, Director

================================================================================
                            Endorsement For Transfer


I, Robert R. Krilich, Sr., Director of The Abuello Company, which is the Director of Senior Group hereby give, grant, endow, assign, transfer unto The R&S Group These Units of Beneficial Interest represented by this certificate No. Two as recorded by the Secretary of The R&S Group.


Dated 11-5-95  Signed /s/ Robert R. Krilich
--------              ---------------------
                          Robert R. Krilich
In the presence of: /s/ Cynthia Vrachan
                    -------------------
                        Cynthia Vrachan

                                  THE R&S GROUP
                      (A Common Law Business Organization)

Certificate No. Three     Units of Beneficial Interest One Hundred (100)

THE COMMON LAW BUSINESS ORGANIZATION CONTRACT dated November 5,1995 creates The R&S Group owner of The Company Assets, being held by appointed Directors holding Assets in Fee Simple, managing The Company and Assets thereof as designated in said contract, who as such Directors, are therein authorized to issue One Hundred uniform (like) Units evidenced by their Certificates of Beneficial Interest.

THEREFORE, they, as Directors, do hereby certify that Health Care Centers of Amexica, Inc. is the owner of 100 Units of Beneficial Interest, said Units being non-assessable and non-taxable as described in the Articles of the contract which exempt both Directors and Beneficiaries from personal liability for debts or obligations, contractual or torlious, beyond The Company assets. This Certificate conveys no legal or equitable interest of any kind in The Company assets, management or control thereof.

Benefits hereby conveyed consist solely of the distributions of income from the earnings of the assets as distributed by the action of The Directors and nothing more. The Units of Beneficial Interest, as represented by This Certificate, are transferable in accordance with the contract on file in the office of the Secretary of The Board of Directors. Moreover, upon the death, insolvency, or dissolution of the holder hereof, this Certificate (and all rights hereunder) shall be absolutely NULL AND VOID. However, all or part of the Units hereby represented may be transferred before death, insolvency, or dissolution of the holder, but only upon the prior approval of the Directors, and in accordance with the provisions of the Contract Creating This Entity on file in the office of the Directors.

This Certificate evidences consideration of love and affection, the receipt of money and other property or thing of value, whether tangible or intangible, sold or conveyed to Said Company under the conditions and for the purposes set forth in the agreement and Contract which confers no rights, powers, privileges or interest not specified in Said Contract.

IN WITNESS WHERE OF The Directors have signed this equity interest certificate as authorized this 15th day of November, 1995

/s/Maurice Furlong
------------------
Maurice Furlong, Director

================================================================================
                            Endorsement For Transfer

I,________________________________________  hereby give, grant,  endow,  assign, transfer unto ______________________________These Units of Beneficial Interest represented by this certificate No._________________________as recorded by the Secretary of ____________________________________________________________. Dated
the_______        day        of        __________________________,19___________.
Signed:___________________              In             the              presence
of:____________________________________ ________________________________